Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Modular Medical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, par value $0.001 per share	457(c)	13,016,146	$0.90	(3)	$11,714,531.40	0.00015310	$1,793.49
Fees to be Paid	Equity	Common Stock, par value $0.001 per share issuable upon exercise of the Warrants	457(c)	7,382,745	$0.90	(3)	$6,644,470.50	0.00015310	$1,017.27

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts						$18,359,001.90		$2,810.76
	Total Fees Previously Paid								—
	Total Fee Offsets								—
	Net Fee Due								$2,810.76

(1)	The shares of common stock of Modular Medical, Inc. (the “Registrant”) will be offered for resale by the selling stockholders pursuant to the prospectus contained herein. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional number of shares of common stock issuable upon stock splits, stock dividends, or other distribution, recapitalization or similar events with respect to the shares of common stock being registered pursuant to this registration statement.

(2)	This registration statement registers the resale by the selling stockholders of up to an aggregate of 20,398,891 shares of common stock, par value $0.001 per share, issued by the Registrant pursuant to (a) Securities Purchase Agreements, dated March 20, 2025, consisting of (i) 12,495,312 shares of common stock and (ii) 6,247,656 shares of common stock issuable upon the exercise of warrants to purchase shares of common stock; (b) a Subscription Agreement, dated March 20, 2025, consisting of (i) 520,834 shares of common stock and (ii) 260,417 shares of common stock issuable upon the exercise of warrants to purchase shares of common stock; and (c) Placement Agent Warrants whereby we issued to the selling stockholders placement agent warrants exercisable for 874,672 shares of common stock.

(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) of the Securities Act, based upon the average of the high and low prices for a share of common stock as reported on the Nasdaq Capital Market on April 22, 2025, which date is a date within five business days of the filing of the registration statement for the registration of the securities listed in the table above.